Exhibit 99.1
DigitalOcean Appoints Paddy Srinivasan as Chief Executive Officer
Proven cloud technology executive appointed to lead DigitalOcean’s next phase of innovation and growth

New York City — January 17, 2024 — DigitalOcean Holdings, Inc. (NYSE: DOCN), the developer cloud optimized for startups and growing digital businesses, today announced that the Company's Board of Directors has appointed Paddy Srinivasan as the Company’s new Chief Executive Officer and as a member of its Board of Directors. Srinivasan will start on February 12, 2024, and will participate in the Company’s Q4 '23 Earnings call on February 21, 2024. With an impressive background in cloud technology and a successful track record of operational execution and delivering strong financial results, Srinivasan is set to steer DigitalOcean through its next phase of innovation and growth.

Srinivasan is joining DigitalOcean from GoTo, a $1B+ revenue SaaS company and provider of cloud communication and IT management software, where he served as CEO. His strategic vision, technical acumen and unwavering commitment to addressing developer needs makes Srinivasan an ideal leader to advance DigitalOcean's mission of simplifying cloud computing so that businesses can dedicate more time to building software that transforms the world. Across his 25+ year career, Srinivasan has consistently excelled in building products that customers love, while scaling businesses that have enduring value. The breadth of his experience in product and technology leadership includes success in both entrepreneurial endeavors, with his co-founding of Opstera, and in the world’s largest technology companies, including Oracle and Microsoft. While at GoTo (formerly LogMeIn), his roles included Chief Executive Officer; Chief Product and Technology Officer; SVP Products and General Manager; and VP Products and Engineering. Prior to GoTo, Srinivasan was General Manager for Data, Machine Learning Platform Services, Alexa AI, at Amazon.

“We are thrilled to welcome Paddy to DigitalOcean,” said Warren Adelman, Executive Chairman of DigitalOcean’s Board of Directors. “Paddy’s entire career has centered on providing simple, powerful, and scalable technology solutions. His extensive product-led growth experience and proven technical leadership will enable us to execute our strategic initiatives and propel DigitalOcean to expand its large and loyal customer base while increasing the value we provide those customers, further cementing the company's position as the go-to cloud provider for developers at the world’s most innovative startups and growing businesses.”

Srinivasan has the right experience and perspective for DigitalOcean’s target market. He has a deep understanding of the developer experience and is uniquely suited to guide the Company to address the evolving technical needs of developers in the world's rapidly expanding market of startups and growing digital businesses. Srinivasan started his career as a developer at Microsoft and held increasingly senior product and technology leadership roles. In addition, he successfully founded, led as CEO, and ultimately sold cloud monitoring and managed service provider Opstera to Avanade (a Microsoft-Accenture company).

“I am deeply honored to be joining the DigitalOcean team,” said Srinivasan. “DigitalOcean has established itself as a critical player in the cloud ecosystem that participates in a large and growing segment of the market and differentiates itself with a dedication to simplicity in the cloud, providing solutions that are tailored to the needs of developers in small and growing digital businesses. I look forward to collaborating with the talented team at DigitalOcean to continue to deliver a full portfolio of easy-to-use, cost-effective and highly supported cloud solutions for our customers, enabling them to realize their ambitions and use technology to fuel their growth.”

Srinivasan takes the helm from outgoing CEO Yancey Spruill, who has successfully led DigitalOcean since 2019, having taken the Company public, driven material improvements in the Company’s financial profile, completed several accretive acquisitions, and materially expanded the Company’s customer base. Spruill will step down from his positions as CEO and a member of the Company’s Board of Directors upon Srinivasan’s start date.

Forward-Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any forward-looking statements contained in this release are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. Further information on these and additional risks, uncertainties, assumptions and other factors that could cause actual results or outcomes to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption "Risk Factors" and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Reports on Form 10-Q filed for the quarters ended June 30, 2023 and September 30, 2023, and other filings and reports we make with the SEC from time to time.

We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur. The forward-looking statements made in this release relate only to events as of the date on which the statements are made. We assume no obligation to, and do not currently intend to, update any such forward-looking statements after the date of this release.

About DigitalOcean
DigitalOcean simplifies cloud computing so businesses can spend more time creating software that changes the world. With its mission-critical infrastructure and fully managed offerings, DigitalOcean helps developers at startups and growing digital businesses rapidly build, deploy and scale, whether creating a digital presence or building digital products. DigitalOcean combines the power of simplicity, security, community and customer support so customers can spend less time managing their infrastructure and more time building innovative applications that drive business growth. For more information, visit digitalocean.com.

Contacts
Investors:
Rob Bradley
investors@digitalocean.com

Media:
Spencer Anopol
press@digitalocean.com